Exhibit 99.1

Playtika Holding Corp. Reports Q3 2024 Financial Results
Revenue of $620.8 million and Direct-to-Consumer (“DTC”) Revenue of $174.4 million
DTC Platforms Revenue Increased 0.4% Sequentially and 8.3% Year Over Year
GAAP Net Income of $39.3 million and Credit Adj. EBITDA of $197.2 million
Previously Announced Acquisition of SuperPlay Expected to Close in Q4

Herzliya, Israel - November 7, 2024 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its third quarter for the period ending September 30, 2024.

Financial Highlights

•Revenue of $620.8 million decreased (1.0)% sequentially and (1.5)% year over year.
•DTC platforms revenue of $174.4 million increased 0.4% sequentially and 8.3% year over year.
•Net income of $39.3 million decreased (54.6)% sequentially and increased 3.7% year over year.
•Credit Adjusted EBITDA of $197.2 million increased 3.2% sequentially and decreased (4.1)% year over year.
•Cash, cash equivalents, and short-term investments totaled $1.2 billion as of September 30, 2024.

“This quarter marked a pivotal moment for Playtika as we entered into an agreement to acquire SuperPlay, a move that aligns perfectly with our growth strategy,” said Robert Antokol, Chief Executive Officer. “We believe this acquisition will strengthen our portfolio with SuperPlay’s successful titles and underscore our commitment to delivering exceptional gaming experiences to our players and value to our shareholders.”

“Our DTC business continued to showcase strong performance this past quarter, highlighting the potential for ongoing growth by deepening engagement with our most loyal, long-term users,” said Craig Abrahams, President and Chief Financial Officer. “Even as we make significant investments with our recently announced acquisition of SuperPlay, we remain highly financially disciplined, and we intend to execute our capital allocation strategy while maintaining a strong financial foundation.”

Selected Operational Metrics and Business Highlights

•Average Daily Paying Users of 301K increased 1.0% sequentially and 0.7% year over year.
•Average Payer Conversion of 4.0%, up from 3.7% in Q2 and 3.6% in Q3 2023.
•Revenue across our top three games increased 1.1% sequentially and decreased (0.8)% year over year.
•Bingo Blitz revenue of $159.9 million increased 2.7% sequentially and 6.8% year over year.
•Solitaire Grand Harvest revenue of $79.0 million increased 6.5% sequentially and decreased (0.2)% year over year.
•Slotomania revenue of $128.7 million decreased (3.8)% sequentially and (9.3)% year over year.

Playtika Announces Quarterly Dividend

Playtika’s Board of Directors declared a cash dividend of $0.10 per share of our outstanding common stock, payable on January 3, 2025 to stockholders of record as of the close of business on December 20, 2024. Future dividends are subject to market conditions and approval by our Board of Directors.

Financial Outlook

For the full year 2024, revenue is now expected to range from $2.505 - $2.520 billion, reflecting a revised outlook. We are raising our Credit Adjusted EBITDA guidance to a range of $755 - $765 million. We are lowering our capital expenditure guidance to $90 million.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.

Summary Operating Results of Playtika Holding Corp.

	Three months ended September 30,		Nine months ended September 30,
(in millions, except percentages, Average DPUs, and ARPDAU)	2024	2023	2024	2023
Revenues	$620.8	$630.1	$1,899.0	$1,929.1
Total cost and expenses	$523.3	$540.1	$1,562.7	$1,547.5
Operating income	$97.5	$90.0	$336.3	$381.6
Net income	$39.3	$37.9	$178.9	$197.7
Credit Adjusted EBITDA	$197.2	$205.6	$573.8	$643.3
Net income margin	6.3%	6.0%	9.4%	10.2%
Credit Adjusted EBITDA margin	31.8%	32.6%	30.2%	33.3%

Non-financial performance metrics
Average DAUs	7.6	8.4	8.1	8.7
Average DPUs (in thousands)	301	299	303	311
Average Daily Payer Conversion	4.0%	3.6%	3.7%	3.6%
ARPDAU	$0.89	$0.81	$0.85	$0.81
Average MAUs	26.4	28.4	29.0	29.0

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding our business strategy, plans and our objectives for future operations, are forward-looking statements. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “intent,” “may,” “might,” “potential,” “present,” “preserve,” “project,” “pursue,” “should,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment and industry. As a result, it is not possible for our management to assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•actions of our majority shareholder or other third parties that influence us;
•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games or in the SuperPlay portfolio, is highly dependent on how we manage the game revenues and pricing models;
•our inability to obtain necessary governmental or other approvals in a timely fashion or at all or our inability to otherwise complete this acquisition and integrate the SuperPlay portfolio into our operations successfully or realize the anticipated benefits of the acquisition;
•our inability to refinance our revolving credit facility which is set to expire in March 2026 or otherwise obtain additional financing, in each case, on favorable terms or at all;
•the ability of the SuperPlay portfolio to compete in a highly competitive industry with low barriers to entry;
•our ability to retain existing players, attract new players and increase the monetization of our player base;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic or other health epidemics on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business, including the SuperPlay portfolio, and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel and Ukraine and the fact that our controlling stockholder is a Chinese-owned company;
•geopolitical events such as the Wars in Israel and Ukraine;
•our reliance on key personnel, including our ability to retain the key personnel of SuperPlay;
•market conditions or other factors affecting the payment of dividends, including the decision whether or not to pay a dividend;
•uncertainties regarding the amount and timing of repurchases under our stock repurchase program;

•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,145.9	$1,029.7
Short-term investments	55.8	—
Restricted cash	1.5	2.0
Accounts receivable	159.6	171.5
Prepaid expenses and other current assets	107.3	147.9
Total current assets	1,470.1	1,351.1
Property and equipment, net	108.8	119.9
Operating lease right-of-use assets	92.0	100.3
Intangible assets other than goodwill, net	263.8	311.2
Goodwill	988.7	987.2
Deferred tax assets, net	100.4	99.3
Investments in unconsolidated entities	19.1	54.4
Other non-current assets	146.2	151.6
Total assets	$3,189.1	$3,175.0

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$11.7	$16.8
Accounts payable	36.5	65.0
Operating lease liabilities, current	19.0	19.5
Accrued expenses and other current liabilities	384.9	438.3
Total current liabilities	452.1	539.6
Long-term debt	2,391.2	2,399.6
Contingent consideration	23.5	20.8
Other long-term liabilities, including employee related benefits	325.3	318.7
Operating lease liabilities, long-term	78.3	88.2
Deferred tax liabilities	16.7	29.6
Total liabilities	3,287.1	3,396.5
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of $0.01 par value; 1,600.0 shares authorized; 372.6 and 370.0 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	4.1	4.1
Treasury stock at cost (51.8 shares at both September 30, 2024 and December 31, 2023)	(603.5)	(603.5)
Additional paid-in capital	1,334.7	1,264.9
Accumulated other comprehensive income	7.0	20.6
Accumulated deficit	(840.3)	(907.6)
Total stockholders' deficit	(98.0)	(221.5)
Total liabilities and stockholders’ deficit	$3,189.1	$3,175.0

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues	$620.8	$630.1	$1,899.0	$1,929.1
Costs and expenses
Cost of revenue	168.1	173.9	513.3	537.9
Research and development	99.2	102.2	306.7	304.9
Sales and marketing	149.9	142.8	509.7	427.7
General and administrative	76.8	79.6	196.7	225.7
Impairment charges	29.3	41.6	36.3	51.3
Total costs and expenses	523.3	540.1	1,562.7	1,547.5
Income from operations	97.5	90.0	336.3	381.6
Interest and other, net	33.8	25.2	77.4	76.9
Income before income taxes	63.7	64.8	258.9	304.7
Provision for income taxes	24.4	26.9	80.0	107.0
Net income	39.3	37.9	178.9	197.7
Other comprehensive income (loss)
Foreign currency translation	7.4	(4.1)	1.9	(1.2)
Change in fair value of derivatives	(17.9)	1.1	(15.5)	8.1
Total other comprehensive income (loss)	(10.5)	(3.0)	(13.6)	6.9
Comprehensive income	$28.8	$34.9	$165.3	$204.6

Net income per share attributable to common stockholders, basic	$0.11	$0.10	$0.48	$0.54
Net income per share attributable to common stockholders, diluted	$0.11	$0.10	$0.48	$0.54
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	372.2	366.7	371.4	365.8
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	372.5	367.6	371.7	366.3

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities	$337.0	$336.3
Cash flows from investing activities
Purchase of property and equipment	(28.1)	(16.8)
Capitalization of internal use software costs	(25.1)	(27.8)
Purchase of software for internal use	(15.5)	(9.0)
Purchase of short-term investments	(256.5)	—
Proceeds from short-term investments	200.7	—
Payments for business combination, net of cash acquired	—	(160.6)
Other investing activities	(1.0)	(1.1)
Net cash used in investing activities	(125.5)	(215.3)
Cash flows from financing activities
Dividend paid	(74.3)	—
Repayments on bank borrowings	(19.0)	(9.5)
Payment of tax withholdings on stock-based payments	(2.1)	(2.6)
Net cashout flow for business acquisitions	(0.7)	—
Net cash used in financing activities	(96.1)	(12.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	0.3	0.8
Net change in cash, cash equivalents and restricted cash	115.7	109.7
Cash, cash equivalents and restricted cash at the beginning of the period	1,031.7	770.4
Cash, cash equivalents and restricted cash at the end of the period	$1,147.4	$880.1

Non-GAAP Financial Measures

Credit Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Credit Adjusted EBITDA to net income, the closest GAAP financial measure. Our Credit Agreement defines Adjusted EBITDA (which we call “Credit Adjusted EBITDA”) as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) impairment charges, (vi) stock-based compensation, (vii) contingent consideration, (viii) acquisition and related expenses, and (ix) certain other items. We calculate Credit Adjusted EBITDA Margin as Credit Adjusted EBITDA divided by revenues.

Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Credit Adjusted EBITDA and Credit Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO CREDIT ADJUSTED EBITDA
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income	$39.3	$37.9	$178.9	$197.7
Provision for income taxes	24.4	26.9	80.0	107.0
Interest expense and other, net	33.8	25.2	77.4	76.9
Depreciation and amortization	39.2	38.4	117.1	116.0
EBITDA	136.7	128.4	453.4	497.6
Stock-based compensation(1)	23.6	28.0	70.2	82.5
Impairment charge	29.3	41.6	36.3	51.3
Changes in estimated value of contingent consideration	(2.4)	—	(15.8)	—
Acquisition and related expenses(2)	7.0	5.6	9.7	8.7
Other items(3)	3.0	2.0	20.0	3.2
Credit Adjusted EBITDA	$197.2	$205.6	$573.8	$643.3
Net income margin	6.3%	6.0%	9.4%	10.2%
Credit Adjusted EBITDA margin	31.8%	32.6%	30.2%	33.3%
_________

(1)    Reflects, for all periods, stock-based compensation expense related to the issuance of equity awards to our employees.
(2)    Includes costs incurred to evaluate and pursue acquisition activities as well as costs incurred by the Company in connection with the evaluation of strategic alternatives.
(3)    The amounts for the three and nine months ended September 30, 2024 consists primarily of $2.0 million and $16.7 million, respectively, incurred by the Company for severance. The amount for the nine months ended September 30, 2024 also includes $6.2 million incurred by the Company related to restructuring activities. The amounts for the three and nine months ended September 30, 2023 consists primarily of $0.8 million and $1.5 million, respectively, incurred by the Company for severance and, for the three and nine months ended September 30, 2023, $1.0 million for tax assessment paid under protest.

Contacts

Investor Relations	Press Contact
Tae Lee	Eric Barnes
Tael@playtika.com	Eric.barnes@trailrunnerint.com